SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is dated October 15, 2004

BETWEEN:

The Shareholders of CHINA TITANIUM & CHEMICALS CORP., a Bahamian Corporation,

AND

CHINA TITANIUM & CHEMICAL CORP., a Nevada Corporation, formerly known as W-WAVES USA INC.

WHEREAS:

A.

China Titanium & Chemical Corp. (“CTCC”) is a private company, having a registered office address of Ansbacher House, PO Box N-7768, Bank Lane, Nassau, Bahamas;

B.

The Shareholders of CTCC, as listed on Schedule A attached hereto (the “Shareholders”), are the registered and beneficial owners of all of the issued and outstanding shares of CTCC, being 100,000,000 common shares, each with a par value of $0.001 (the “CTCC Shares”);

C.

China Titanium & Chemical Corp. (“Waves”) is a public reporting company registered with the U.S. Securities and Exchange Commission, whose stock is traded on the Pink Sheets under the trading symbol “CTPJA.PK”, and having an office address of 1530 9th Ave SE, Calgary, Alberta, Canada T2G 0T7.

D.

CTCC has entered into a Joint Venture Agreement (as defined herein) with SJTD (as defined herein), a copy of which is attached hereto as Schedule “B”, whereby CTCC has the option to acquire fifty-one percent (51%) of the JV Company (as defined herein) in exchange for the capitalization of the JV Company in the amount of $15,231,458 by CTCC;

E.

Waves desires to acquire all of the CTCC Shares, from the Shareholders, in exchange for 12,500,000 common shares to be issued by Waves (the “Waves Shares”); and

F.

Waves intends to fund the entire amount of the above referenced capitalization of the JV Company, as required by the Joint Venture Agreement, through public and private offerings of Waves common shares to be conducted before and after the Closing Date (as defined herein).

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  The following terms shall have the following respective meanings:

(a)

“Closing Date” shall mean on or before October 15th, 2004 or any other date that the parties hereto agree to in writing;

(b)

 “CTCC Solicitor” shall mean the law firm of Lindsay Kenney of #400, 20033 64th Avenue, Langley, British Columbia;

(c)

 “Joint Venture Agreement” shall mean the Joint Venture Agreement entered into by and between CTCC and SJTD, as attached to Schedule 1.01C hereto;

(d)

“JV Company” shall mean the Chinese Foreign Joint Venture Company, Shandong Titanium & Chemical Co. Ltd., formed pursuant to the Joint Venture Agreement, of which CTCC shall own fifty-one percent (51%) and SJTD shall own forty-nine percent (49%);

(e)

 “Share Exchange” shall mean the transfer, by the Shareholders, of the CTCC Shares to Waves in exchange for the issuance, by Waves, of the Waves Shares directly to the Shareholders;

(f)

“SJTD” shall mean the Shandong Jinhong Titanium Dioxide Chemicals Co. Ltd., a private corporation organized under the laws of the Province of Shandong, People’s Republic of China; and

(g)

“Waves Solicitor” shall mean the law firm of Lawler & Associates of 1530 – 9th Avenue SE, Calgary, Alberta.

ARTICLE II

THE SHARE EXCHANGE

Section 2.01.

Exchange.  Based upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Shareholders agree to transfer the CTCC Shares to Waves in exchange for Waves issuing the Waves Shares to the Shareholders, as set forth in Schedule 2.01, and as referred to in Sections 9.02 and 9.03.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Section 3.01.

Organization, Standing and Authority; Foreign Qualification.

(a)

CTCC is a corporation duly organized, validly existing and in good standing under the laws of the Bahamas with all requisite power and authority to enter into, and perform the obligations under the Joint Venture Agreement.  CTCC has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

(b)

JV Company has been or, prior to the closing date, will be duly organized as a Chinese Foreign Joint Venture Company under the laws of the People’s Republic of China and is or, prior to the closing date, will be validly existing and in good standing under the laws of the People’s Republic of China and the Province of Shandong with all requisite power and authority to operate its business on the Closing Date.

(c)

CTCC is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in the jurisdiction of the Bahamas, which is the only jurisdiction in which such qualification or authorization is required by law.  No other jurisdiction has claimed, in writing or otherwise, that CTCC is required to qualify or otherwise be licensed therein.  CTCC does not file any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.

Section 3.02.

Capitalization.   The CTCC Shares are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

Section 3.03.

Corporate Status of CTCC.

(a)

The Shareholders have heretofore delivered to Waves true, correct and complete copies of the Certificate or Articles of Incorporation (certified by the Secretary of State or other appropriate official of the Bahamas) and By-laws or comparable instruments (certified by the corporate secretary thereof) of CTCC.

(b)

The minute books of CTCC accurately reflect all actions taken at all meetings and consents in lieu of meetings of its stockholders, and all actions taken at all meetings and consents in lieu of meetings of each of their boards of directors and all committees.

Section 3.04.

Execution and Delivery.  This Agreement has been duly executed and delivered by the Shareholders and thereby constitutes a valid and binding agreement, enforceable against the Shareholders in accordance with its terms.

Section 3.05.

Consents and Approvals.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein do not require the Shareholders or CTCC to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 3.06.  No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)

violate any provisions of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of CTCC;

(b)

violate, conflict with or result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or agreement to which the Shareholders or CTCC is a party to by or to which any of them or any of their respective assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon the Shareholders or CTCC or upon the CTCC Shares or the properties or business of CTCC;

(d)

violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Shareholders or CTCC; or

(e)

result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license.

Section 3.07.

Title to Stock.

(a)

The Shareholders have valid title to the CTCC Shares free and clear of all liens or encumbrances, including, without limitation, any community property claim; and

(b)

Upon delivery of the CTCC on the Closing Date, as herein provided, Waves shall acquire good and marketable title thereto, free and clear of any lien, including, without limitation, any community property claim.

Section 3.08.

Options or Other Rights.

(a)

There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option, contract or other agreement of any kind to purchase or otherwise to receive from the Shareholders or from CTCC any of the outstanding, unauthorized or treasury shares of the Common Stock of CTCC; and

(b)

there is no outstanding security of any kind convertible into any common shares of CTCC, and, except as aforesaid, there is no outstanding contract or other agreement to purchase, redeem or otherwise acquire any of the CTCC Shares.

Section 3.09.

CTCC Financial Statements.

(a)

The Shareholders have, or will have prior to the Closing Date, provided to Waves the audited financial statements of CTCC, accompanied by the report thereon by Deloitte & Touche, CTCC’s independent public accountants, for the period ended September 30th , 2004 (the “CTCC Financial Statements”).

(b)

The CTCC Financial Statements shall be true, correct and complete in all material respects and fairly present the financial condition of CTCC and the results of its operations for the period then ended and shall be prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis.

Section 3.10.

Material Information.

(a)

This Agreement, the Schedules hereto, the CTCC Financial Statements and all other information provided in writing by the Shareholders, CTCC, or representatives thereof, to Waves, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.

(b)

There are no facts or conditions, which have not been disclosed to Waves in writing, which, individually or in the aggregate, could have a material adverse effect on CTCC or a material adverse effect on the ability of the Shareholders to perform any of their obligations pursuant to this Agreement, or the ability of CTCC to perform any of its obligations pursuant to the Joint Venture Agreement.

Section 3.11.

Absence of Certain Changes.  Since

the date of the CTCC Financial Statements, there has been no event, change or development which could have a material adverse effect on CTCC, and there has been no amendment, modification, change, or alteration of the Joint Venture Agreement nor has there been any breach of the Joint Venture Agreement or action which with the passage of time could become a breach of the Joint Venture Agreement.

Section 3.12.

Undisclosed Liabilities.  Except as reflected or reserved against in the CTCC Financial Statements, as of and for the period reflected therein, CTCC was not on that date subject to, and since that date CTCC has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), which individually or in the aggregate exceeds $10,000.

Section 3.13.  Operations of CTCC.  Except as contemplated by this Agreement, since the date of the CTCC Financial Statements, CTCC has not:

(a)

amended its Certificate or Articles of Incorporation or By-laws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(b)

issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

(c)

incurred any indebtedness for borrowed money or incurred or assumed any other liability in excess of $10,000 in any one case (or, in the aggregate, in the case of any related series of occurrences) or $25,000 in the aggregate;

(d)

declared or paid any dividends or declared or made any other distributions of any kind to its shareholders;

(e)

made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles;

(f)

made any loan or advance to any of  its shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(g)

entered into any lease (as lessor or lessee) under which CTCC is obligated to make or would receive payments in any one year of $10,000 or more;

(h)

sold, abandoned or made any other disposition of any of its assets or properties;

(i)

granted or suffered any lien on any of its assets or properties;

(j)

entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed in Section 3.17;

(k)

made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity;

(l)

paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

(m)

terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise of CTCC); or

(n)

entered into any other contract or other transaction that materially increases the liabilities of CTCC.

Section 3.14.

Compliance with Laws.  CTCC is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on CTCC, neither CTCC nor the Shareholders has received written notice that any violation is being alleged.

Section 3.15.  Permits and Licences

(a)

JV Company has or, prior to the Closing date, shall be organized and possess all permits and licences that are necessary for the ownership and conduct of its business, including a business licence issued by the appropriate Chinese agency (the “JV Company Business Licence”) and such permits and licences are or, shall be, in full force and effect and are or, shall be, sufficient for the ownership and conduct of such business;

(b)

no violations exist or have been recorded in respect of any such permit or licence; and, to the best of the Shareholders’ knowledge, no proceeding is pending or threatened that would suspend, revoke or limit any such permit.

Section 3.16. Actions and Proceedings.

(a)

there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving CTCC, or against or involving any of the CTCC Shares; and

(b)

to the best of the Shareholders’ knowledge, there are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or threatened against or involving CTCC, JV Company, or any of the CTCC Shares.

Section 3.17.  Contracts.

(a)

there have been delivered or made available to Waves true, correct and complete copies of each of the contracts set forth in Schedule 3.17 or in any other Schedule.  Each such contract is valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with its terms, and neither CTCC nor any of CTCC’s other affiliates, as the case may be, is in default in any respect under any of them; and

(b)

without limiting the generality of section 3.17(a), CTCC is not a party to any:

(i)

contracts with any current or former officer, director, employee, consultant, agent or other representative having more than three months to run from the date hereof or providing for an obligation to pay and/or accrue compensation of $10,000 or more per annum, or providing for the payment of fees or other consideration in excess of $10,000 in the aggregate to any officer or director of CTCC, or to any other entity in which CTCC has an interest;

(ii)

contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety days’ or more notice;

(iii)

contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

(iv)

contracts (including with limitation, leases of real property) calling for an aggregate purchase price or payments in any one year of more than $10,000 in any one case (or in the aggregate, in the case of any related series of contracts);

(v)

contracts relating to the acquisition by CTCC of any operating business of, or the disposition of any operating business by, any other person;

(vi)

executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

(vii)

joint venture contracts or agreements;

(viii)

contracts under which CCTC agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $10,000, or to share tax liability of any party;

(ix)

contracts containing covenants of CTCC not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with  CTCC in any line of business or in any geographical area;

(x)

contracts relating to the making of any loan by CTCC;

(xi)

contracts relating to the borrowing of money by CTCC or the direct or indirect guaranty by CTCC of any obligation for, or an agreement by CTCC to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation,

(1)

any contract with respect to lines of credit;

(2)

any contract to advance or supply funds to any other person other than in the ordinary course of business;

(3)

any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;

(4)

any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

(5)

any guarantee with respect to any lease or other similar periodic payments to be made by any other person;

(xii)

contracts for or relating to computers, computer equipment, computer software or computer services; and

(xiii)

any other material contract whether or not made in the ordinary course of business.

Section 3.18.

Liens.  CTCC has marketable title to all of its assets and properties free and clear of any liens.

Section 3.19.

Officers, Directors and Key Employees.

(a)

CTCC does not have any contract or agreement with any of its officers, directors, employees or consultants whose annual salary equals or exceeds $25,000 or who received or has accrued in respect of such period a bonus equal to or in excess of $5,000; and

(b)

CTCC does not have any commitments or contracts to increase the wages or to modify the condition or terms of employment or consultancy of any of the employees or consultants of CTCC, including the aggregate cost to CTCC of all such commitments or contracts.

Section 3.20.

Brokerage.  No broker or finder has acted, directly or indirectly, for the Shareholders nor have the Shareholders incurred any finder’s fee or other commission, in connection with the transactions contemplated by this Agreement.

Section 3.21.

Execution and Validity of Joint Venture Agreement.

(a)

prior to or simultaneous with the execution of this Agreement, CTCC has entered into the Joint Venture Agreement;

(b)

the Joint Venture Agreement has not been amended or modified other than those amendments or modification to which Waves has previously consented to in writing; and

(c)

to the best of the Shareholders’ knowledge, there is no litigation or arbitration pending or threatened with respect to the Joint Venture Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF WAVES

Waves represents and warrants to the Shareholders as follows:

Section 4.01.

Organization, Standing and Authority of Waves.  Waves is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

Section 4.02.   Execution and Delivery.  This Agreement has been duly authorized, executed and delivered by Waves and constitutes the valid and binding agreement of Waves enforceable against Waves in accordance with its terms.

Section 4.03.

Consents and Approvals.  The execution, delivery and performance by Waves of this Agreement and the completion by Waves of the transactions contemplated hereby do not require Waves to obtain any consent, approval or action of, or make any filing with or give any notice to, any person.

Section 4.04.

No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)

violate any provision of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of Waves;

(b)

violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Waves is a party or by or to which its assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Waves or upon the securities, assets or business of Waves;

(d)

violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Waves or to the securities, properties or business of Waves; or

(e)

result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or licence held by Waves.

Section 4.05.

Capitalization.

(a)

Schedule 4.05 sets forth the total issued and outstanding Common shares, which is the only class of the Company’s capital stock issued and outstanding at Closing, other than the newly authorized share issuances as indicated in this Agreement.

(b)

Schedule 4.05 also set forth all the outstanding warrants and options and any other security issued by Waves that carry the right to purchase additional shares of Waves Common Shares and the terms thereof at Closing, other than any newly authorized warrants as indicated in this Agreement.

Section 4.06.

Brokerage.  No broker or finder, has acted, directly or indirectly, for Waves, nor has Waves incurred any obligation to pay any brokerage, finder’s fee or other commission in connection with the transactions contemplated by this Agreement, save and except for an obligation of Waves to pay $25,000 and to issue 100,000 shares to International Securities Group Inc.

Section 4.07.

Certificate of Incorporation and By-Laws.

(a)

Waves has heretofore delivered to the Shareholders true, correct and complete copies of the Certificate or Articles of Incorporation (certified by the Secretary of State) and By-laws or comparable instruments (certified by the corporate secretary thereof) of Waves; and

(b)

The minute books of Waves accurately reflects all actions taken at all meetings and consents in lieu of meetings of its shareholders, and all actions taken at all meetings and consents in lieu of meetings of its board of directors and all committees for the period from December 31, 2003 to the date hereof.

Section 4.08.

Material Information.  This Agreement, the Schedules attached hereto and all other information provided, in writing, by Waves or representatives thereof to the Shareholders, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions which have not been disclosed to the Shareholders in writing which, individually or in the aggregate, could have a material adverse effect on Waves or a material adverse effect on the ability of Waves to perform any of its obligations pursuant to this Agreement.

Section 4.09.

Financial Statements.

(a)

Waves’ audited financial statements for the years ended December 31, 2002 and December 31, 2003 as filed on Form 10-KSB with the Securities and Exchange Commission (“SEC”) (together, the “Waves Annual Reports”) are true, correct and complete in all material respects and fairly present the financial condition of Waves and the results of its operations for the periods then ended and were prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis;

(b)

The Shareholders have the right to inspect, review and approve any debts incurred by Waves subsequent to the September 30, 2004 unaudited financial statements of Waves, that individually or in aggregate exceed $10,000; and

(c)

Waves has, or will have prior to the Closing Date, provided to the Shareholders, the audited financial statements of Waves, accompanied by the report thereon by Waves’ independent public accountants, for the period ended December 31, 2003 and the unaudited financial statements of Waves for the period ended September 30, 2004 (together, the “Waves Financial Statements”).  The Waves Financial Statements shall be true, correct and complete in all material respects and fairly present the financial condition of Waves and the results of its operations for the period then ended and shall be prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis.

Section 4.10.

Undisclosed Liabilities. Except for the “Residual Remaining Debt” as defined in Section 6.12(a) below,  as reflected in the Waves Financial Statements as of and for the period reflected therein, Waves was not, as of September 30, 2004, subject to, and since that date Waves has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), which individually or in the aggregate exceeds $10,000.

Section 4.11.

Compliance with Laws.  To the best of Waves’ knowledge, Waves is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Waves and Waves has not received written notice that any violation is being alleged.

Section 4.12. Actions and Proceedings.  Except as may be reflected or included on Waves Financial Statements, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Waves.  There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of Waves threatened against or involving Waves.

Section 4.13. Contracts.

(a)

there have been delivered or made available to CTCC true, correct and complete copies of each of the contracts set forth in Schedule 4.13 or in any other Schedule.  Each such contract is valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with its terms, and neither Waves nor any of Waves’ other affiliates, as the case may be, is in default in any respect under any of them; and

(b)

without limiting the generality of section 4.13(a) and excluding any obligation referenced in this Agreement, Waves is not a party to any:

(i)

contracts with any current or former officer, director, employee, consultant, agent or other representative having more than three months to run from the date hereof or providing for an obligation to pay and/or accrue compensation of $10,000 or more per annum, or providing for the payment of fees or other consideration in excess of $10,000 in the aggregate to any officer or director of Waves, or to any other entity in which Waves has an interest;

(ii)

contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety days’ or more notice;

(iii)

contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

(iv)

contracts (including with limitation, leases of real property) calling for an aggregate purchase price or payments in any one year of more than $10,000 in any one case (or in the aggregate, in the case of any related series of contracts);

(v)

contracts relating to the acquisition by Waves of any operating business of, or the disposition of any operating business by, any other person;

(vi)

executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

(vii)

joint venture contracts or agreements;

(viii)

contracts under which Waves agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $10,000, or to share tax liability of any party;

(ix)

contracts containing covenants of Waves not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with  Waves in any line of business or in any geographical area;

(x)

contracts relating to the making of any loan by Waves;

(xi)

contracts relating to the borrowing of money by Waves or the direct or indirect guarantee by Waves of any obligation for, or an agreement by Waves to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation,

(1)

any contract with respect to lines of credit;

(2)

any contract to advance or supply funds to any other person other than in the ordinary course of business;

(3)

any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;

(4)

any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

(5)

any guarantee with respect to any lease or other similar periodic payments to be made by any other person;

(xii)

contracts for or relating to computers, computer equipment, computer software or computer services; or

(xiii)

any other material contract whether or not made in the ordinary course of business.

Section 4.14.

Officers, Directors and Key Employees.  Waves does not have any contract or agreement with any of its officers, directors, employees or consultants whose annual salary equals or exceeds $10,000 or who received or has accrued in respect of such period a bonus equal to or in excess of $5,000; and Waves does not have any commitments or contracts to increase the wages or to modify the condition or terms of employment or consultancy of any of the employees or consultants of Wave, including the aggregate cost to Waves of all such commitments or contracts.

Section 4.15  Operations of Waves.  Except as contemplated by this Agreement, since the date of the Waves Financial Statements, Waves has not:

(a)

amended its Certificate or Articles of Incorporation or By-laws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(b)

issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

(c)

incurred any indebtedness for borrowed money or incurred or assumed any other liability in excess of $10,000 in any one case (or, in the aggregate, in the case of any related series of occurrences) or $25,000 in the aggregate;

(d)

declared or paid any dividends or declared or made any other distributions of any kind to its shareholders;

(e)

made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles;

(f)

made any loan or advance to any of  its shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(g)

entered into any lease (as lessor or lessee) under which Waves is obligated to make or would receive payments in any one year of $10,000 or more;

(h)

sold, abandoned or made any other disposition of any of its assets or properties;

(i)

granted or suffered any lien on any of its assets or properties;

(j)

entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed in Schedule 4.13;

(k)

made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity;

(l)

paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

(m)

terminated or failed to renew, or received any written threat (that was no subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise) of Waves; or

(n)

entered into any other contract or other transaction that materially increases the liabilities of Waves.

Section 4.16.

Absence of Certain Changes.  Since

the date of the Waves Financial Statements, there has been no event, change or development which could have a material adverse effect on Waves.

ARTICLE V

THE SHAREHOLDERS’S COVENANTS AND AGREEMENTS

Section 5.01.

Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, the Shareholders shall cause CTCC to conduct its business substantially in the manner in which it is currently conducted and to not undertake any of the actions specified in Sections 3.11 and 3.13, nor enter into any Contract described in Section 3.17, without the prior written consent of Waves.

Section 5.02.

Preservation of Permits and Services.  From the date of this Agreement to the Closing Date, the Shareholders shall cause CTCC to use its best efforts preserve any permits and licences in full force and effect and to keep available the services, and preserve the goodwill, of its present officers, employees, agents, and consultants.

Section 5.03.  Litigation.   From the date of this Agreement to the Closing Date, the Shareholders shall notify Waves promptly of any actions or proceedings of the type described in Section 3.16 that from the date hereof are threatened or commenced against CTCC or against any officer, director, employee, properties or assets of CTCC with respect to its affairs, or against any of the CTCC Shares and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 5.04.

Conduct of the Shareholders Pending the Closing Date.  From the date of this Agreement to the Closing Date:

(a)

the Shareholders shall use, and the Shareholders shall cause CTCC to use, its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article III shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and

(b)

the Shareholders shall promptly notify Waves of any event, condition or circumstance occurring from the date of this Agreement to the Closing Date that would constitute a violation or breach of this Agreement by the Shareholders

Section 5.05.  Corporate Examinations and Investigations.  Prior to the Closing Date, Waves shall be entitled, through its employees and representatives, to make such reasonable investigation of the assets, liabilities, properties, business and operations of CTCC and JV Company, and such examination of the books, records, tax returns, results of operations and financial condition of CTCC and JV Company.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the Shareholders and CTCC and the employees and representatives of CTCC, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination.

Section 5.06.

Acquisition Proposals.  From the date of this Agreement to the Closing Date, neither the Shareholders nor CTCC, nor any of the officers, directors, affiliates, employees, representatives or agents of CTCC, shall, directly or indirectly, solicit, initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into any contract with any person, entity or group (other than Waves) concerning any acquisition of a substantial equity interest in, or in a merger, consolidation, liquidation, dissolution, disposition of assets of CTCC or any disposition of any of the CTCC Shares (other than pursuant to the transactions contemplated by this Agreement) or assignment or transfer of the Joint Venture Agreement or CTCC’s potential ownership of JV Company (each, an “Acquisition Proposal”), or assist or participate in, facilitate or encourage any effort or attempt by any other person or entity to do or seek to do any of the foregoing.  The Shareholders shall promptly communicate to Waves the terms of any Acquisition Proposal, which any of them may receive.

Section 5.07.

Expenses.  CTCC, shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, actuaries, and accountants.

ARTICLE VI

WAVES’ COVENANTS AND AGREEMENTS

Section 6.01.

Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, Waves shall conduct its business substantially in the manner in which it is currently conducted and shall not enter into any Contract described in Section 4.13, or undertake any of the actions specified in Sections 4.15 or 4.16, without the prior written consent of the Shareholders.

Section 6.02.

Preservation of Permits and Services.  From the date of this Agreement to the Closing Date, Waves shall use its best efforts to preserve any permits and licences in full force and effect and to keep available the services of its respective present officers, employees, consultants and agents and to preserve their goodwill.

Section 6.03.  Litigation. From the date of this Agreement to the Closing Date, Waves shall notify the Shareholders of any actions or proceedings of the type described in Section 4.12 that are threatened or commenced against Waves or against any officer, director, employee, properties or assets of Waves with respect to its affairs and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 6.04.

Conduct of Waves Pending the Closing.  From the date hereof through the Closing Date,

(a)

Waves shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article IV shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date

(b)

Waves shall promptly notify the Shareholders of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Waves.

Section 6.05.  Corporate Examinations and Investigations.  Prior to the Closing Date, the Shareholders, or CTCC, shall be entitled, through its employees and representatives, to make any investigation of the assets, liabilities, properties, business and operations of Waves such examination of the books, records, tax returns, results of operations and financial condition of Waves.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and Waves and the employees and representatives of Waves, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination

Section 6.06.

Expenses.  Waves shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, actuaries, and accountants.

Section 6.07.

Further Assurances.  Waves shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

Section 6.08.

Charter Amendments.

(a)

Prior to the Closing Date, Waves shall take all necessary corporate steps to cause its By-laws to be amended to set the number of directors on the Waves Board of Directors at five (5);

(b)

Prior to the Closing Date, there shall be no other amendments of, or modifications to, the Articles or Certificate of Incorporation or By-laws of Waves.

Section 6.09.  Directors:  On or prior to the Closing Date, and effective on the Closing Date, Waves shall take all necessary corporate steps to cause:

(a)

the resignation of  all existing directors to be accepted;

(b)

the election and appointment of three (3) nominees, designated by the Shareholders, as new directors of Waves; and

(c)

the election and appointment of two (2) nominees, designated by Waves, as the two remaining new directors of Waves

Section 6.10.

Elimination of Consolidated Debt.  On or before the Closing Date, Waves shall have retired, discharged or otherwise eliminated all consolidated debt related to any of its subsidiaries, as represented on the Waves Financial Statements (the “Consolidated Debt”), by Waves selling, transferring or otherwise divesting itself of any ownership interest in the subsidiaries, and each one’s portion of the Consolidated Debt, as listed in Schedule 6.10 attached hereto.

Section 6.11.

Pre-Closing Capital Raising Activities.  Immediately upon execution of this Agreement, Waves will satisfy the following capital raising obligations prior to the Closing Date:

(a)

Waves will issue 5,520,260 common shares priced at $0.10, in order to eliminate the Remaining Debt as per Schedule 6.11A attached herein, save and except the “Residual Remaining Debt” as identified in 6.11(c), and will provide sufficient documentation to the Shareholders that will evidence the elimination of the Remaining Debt on or prior to the Closing Date;

(b)

Waves will offer a private placement of 3,738,000 units consisting of one share priced at $0.10, and a warrant to purchase an additional share with an exercise price of $0.25 per share.  There will be no commission payable on this placement.  It is expressly understood and agreed by Waves and the Shareholders that the exclusive purpose of this placement, with the net total funds expected to be raised being $373,800, is to retire fully any and all of the existing debt of CTCC, amounting to $373,800 as of September 30, 2004, as represented by the CTCC Financial Statements (the “CTCC Debt”).  The CTCC Debt was incurred by virtue of its efforts to secure the JV Agreement, perform due diligence, and other related matters, for which, by virtue of this Agreement, Waves will be the direct beneficiary. The Shareholders will cause CTCC will cause to repay any debt that CTCC may incur subsequent to September 30, 2004 to the Closing Date and  any such debt will be included in the “CTCC Debt” settlement as referenced in this section 6.11(b), however there shall be no further shares issued or debt reflected on  the balance sheet of CTCC at Closing as a result of the repayment of such debt.

(c)

Waves will offer a private placement of 2,050,600 units consisting of one share priced at $0.10, and a warrant to purchase an additional share with an exercise price of $0.25 per share.  There will be no commission payable on this placement.  It is expressly understood and agreed by Waves and the Shareholders that the exclusive purpose of this placement, with the net total funds expected to be raised being $205,060, is to retire fully the debt owing to B.I.C. International Ltd., amounting to $205,060 as of September 30th, 2004, (the “Residual Remaining Debt”).  The Residual Remaining Debt was incurred by virtue of its efforts to prepare the Share Exchange Agreement, and other related efforts, for which, by virtue of this Agreement, Waves will be the direct beneficiary.  Waves will cause B.I.C. International Ltd.  to repay any debt that Waves may incur subsequent to September 30, 2004 to the Closing Date and  any such debt will be included in the “Residual Remaining Debt” settlement as referenced in this section 6.11(c), however there shall be no further shares issued or debt reflected on  the balance sheet of Waves at Closing as a result of the repayment of such debt.

(d)

Waves will undertake a public offering of 2,400,000 units of Waves common stock consisting of one share priced at $0.50 and a warrant to purchase an additional share with an exercise price of $0.75 per share, with piggy back registration rights.  The gross amount of funds raised is expected to be $1,200,000, with a 10% commission payable in cash or in an equivalent amount of shares.

(e)

Waves will undertake a public offering of 5,500,000 units of Waves common stock consisting of one share priced at $1.00 per share, and a warrant to purchase an additional share with an exercise price of $1.50 per share, with piggyback registration rights.  The gross amount of funds raised is expected to be $5,500,000, with a 10% commission payable in cash or in an equivalent amount of shares.

(f)

It is expressly understood and agreed by Waves and the Shareholders that the purpose of the offerings in Section 6.12(d) and 6.12(e), the net proceeds of which are expected to be between $6,030,000 and $6,700,000 depending on the proportion of the commission paid in shares or cash (the “Net Proceeds”), is to provide initial capitalization for JV Company (the “Initial Capitalization”) and operating capital to Waves.  The Initial Capitalization, a requirement of the JV Agreement, is $5,000,000. The remaining amount of between $1,030,000 and $1,700,000 will be used to provide initial operating capital to Waves subsequent to Closing.  All proceeds from these indicated Offerings shall remain in trust with Waves’ Solicitor until the Closing (as defined herein).

Section 6.12.  Extension of the Closing Date.  In the event that Waves has not fulfilled all of the capital raising obligations in Section 6.11 prior to the Closing Date, the Shareholders retain the right to, upon a written request by Waves, to provide Waves with a reasonable extension of the time permitted to complete these capital raising obligations, thereby extending the Closing Date by mutual agreement between the parties.

Section 6.13.  Post Closing Capital Raising Obligations.  It is understood that an additional amount of $10,230,000 will be required to complete the terms of the JV Agreement, and that the funds required for this will be raised by Waves subsequent to the Closing Date.   This requirement is identified in Section 10.01

ARTICLE VII

CONDITIONS PRECEDENT TO THE OBLIGATION OF WAVES TO CLOSE

The obligation of Waves to enter into and complete the Share Exchange and related transactions contemplated by the Agreement is subject, at Waves’ option, acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or before the Closing Date, of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 7.01.

Representations and Covenants.

(a)

the representations and warranties of the Shareholders contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period;

(b)

the Shareholders shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or before the Closing Date.  The Shareholders shall have delivered to Waves a certificate, dated the Closing Date, and signed by the Shareholders to the foregoing effect; and

(c)

Copies of the business licenses and permits to be obtained by the JV Company pursuant to Sections 3.10(b) and 3.15(a) above, shall be provided by a reputable law firm that does not represent the Shareholders, CTCC nor Waves, which firm shall advise all parties, at the Shareholders’ cost, that such licenses and permits are valid and appropriately allow the JV Company to operate as contemplated herein.

Section 7.02.

Governmental Permits and Approvals.

(a)

all approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by CTCC to continue to be carried on by CTCC substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and Waves shall have been furnished with appropriate evidence, reasonably satisfactory to it, of the granting of such approvals, authorizations, consents, permits and licenses; and

(b)

there shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement;

Section 7.03.

Third Party Consents.  All consents, permits and approvals from parties to contracts with CTCC that may be required in connections with the performance by the Shareholders of their obligations under this Agreement or the continuance of such contracts with CTCC in full force and effect after the Closing Date, shall have been obtained.

Section 7.04.

Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on CTCC.

Section 7.05

No Change in Capitalization.  On the Closing Date, the capitalization of CTCC shall be as represented in Schedule A.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OBLIGATION OF

THE SHAREHOLDERS TO CLOSE

The obligation of the Shareholders to enter into and complete the Share Exchange, and related transactions contemplated by this Agreement, is subject, at the Shareholder’s option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment, on or before the Closing Date, of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 8.01.

Representations and Covenants.

(a)

The representations and warranties of Waves contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

(b)

Waves shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date.  Waves shall have delivered to the Shareholders a certificate dated the Closing Date, and signed by an authorized signatory of Waves to the foregoing effect.

Section 8.02.

No Change in Capitalization.  On the Closing Date, the capitalization of Waves shall be as represented in Schedule 8.02, which represents the complete capitalization as at the Closing Date as per this Agreement, and includes the intended allocation of all shares issued and funds raised pursuant to this Agreement.

ARTICLE IX

CLOSING ARRANGEMENTS

Section 9.01.  Closing Location.  The closing of the Share Exchange and the other transactions contemplated by this Agreement (“The Closing”) will take place at 13:00 (PST) on the Closing Date at the offices of the Shareholders’ Solicitor, or such other date or location as the parties may agree to in writing.

Section 9.02.  The Shareholders’ Closing Documents.  At the Closing, the Shareholders will tender to Waves:

(a)

Certified copies of resolutions of the directors of CTCC in a form satisfactory to Waves, acting reasonably, authorizing:

(i)

the execution and delivery of this Agreement;

(ii)

the transfer of the CTCC Shares to, and registration of the CTCC Shares in the name of, Waves, and issue of new share certificates representing the CTCC Shares in the name of Waves.

(b)

Share certificates issued in the name of the Shareholders representing the CTCC Shares duly endorsed for transfer to Waves;

(c)

Share certificates registered in the name of Waves, representing the CTCC Shares;

(d)

A certified copy of the register of members of CTCC showing Waves as the registered owner of the CTCC Shares;

(e)

A certificate executed by each of the Shareholders certifying that Waves’ conditions in Section 7.01(b) have been satisfied;

(f)

All corporate records and books of account of CTCC including minute books, share registers and annual reports, and a certificate of good standing;

(g)

Every common seal of CTCC; and

(h)

The JV Company Business Licence.

Section 9.03. Waves’ Closing Documents.  At the Closing, Waves will tender to the Shareholders:

(a)

Certified copies of resolutions of the directors of Waves in a form satisfactory to the Shareholders, acting reasonably, authorizing:

(i)

the execution and delivery of this Agreement;

(ii)

the amendments as specified in 6.08(a);

(iii)

The appointment of five (5) new directors, three (3) of which are nominees of the Shareholders, and two (2) of which are nominees of Waves; and

(iv)

The execution and delivery of the Waves Management Agreement.

(b)

Duly signed resignation of each existing directors of Waves, effective the Closing Date;

(c)

Duly signed resignation of each existing officers of Waves, effective the Closing Date;

(d)

The Waves directors shall appoint Dominic Tremarchi as the Chief Financial Officer, and a President and CEO as designated by the Shareholders, to replace the existing officers of Waves, effective the Closing Date;

(e)

share certificates, registered in the names of the Shareholders, representing the Waves Shares;

(f)

a certified copy of the share issuance order of Waves showing the Shareholders as the registered owners of the Waves Shares;

(g)

a certified copy of the register of directors of Waves showing the three (3) nominees of the Shareholders and the two (2) nominees of Waves as the directors of Waves, effective upon the resignation of the existing directors of Waves;

(h)

A certified copy of documents issued by the Secretary of State (Nevada) confirming the amendments as required by Section 6.08(a);

(i)

A certificate executed by Waves certifying that the Shareholders’ conditions in Section 8.01(b) have been satisfied;

(j)

An irrevocable  direction to pay, addressed to Waves’ Solicitor, directing it to pay out the Net Proceeds in accordance with section 9.04(d) (the “Direction to Pay”); and

(k)

A letter, originally signed by Waves’ Solicitor, confirming that:

(i)

It is in possession of the Net Proceeds and holds same in Trust, pending the Closing; and

(ii)

It is in possession of the duly executed Direction to Pay.

Section 9.04.  The parties hereto mutually agree to conduct the Closing by relying upon the exchange of solicitors’ undertakings and that the Closing shall take place in the following sequence:

(a)

The Waves Solicitor will deliver to the Shareholders’ Solicitor the Waves Closing Documents, upon the latter’s undertaking to hold them in trust;

(b)

Upon receipt of the Waves’ Closing Documents, the Shareholders’ Solicitor will hold them in trust until it is able to deliver to the Waves’ Solicitor the Shareholders’ Closing Documents;

(c)

The Shareholders’ Solicitor will then deliver to the Waves’ Solicitor the Shareholders’ Closing Documents;

(d)

Upon receipt of the Shareholders’ Closing Documents, the Waves’ Solicitors will:

(i)

deliver to JV Company the Initial Capitalization, in the amount of $5,000,000, in the form of a Bank Draft to JV Company;

(ii)

deliver to Waves the full amount remaining from the Net Proceeds, after deducting the Initial Capitalization.

(e)

Once the Shareholders’ Solicitor has received confirmation that the Initial Capitalization has been provided to the JV Company, then the Closing will be complete and:

(i)

The Waves’ Solicitor shall release the Shareholders’ Closing Documents to Waves; and

(ii)

The Shareholders’ Solicitor shall release the Waves’ Closing Documents to the Shareholders.

ARTICLE X

POST-CLOSING MATTERS

Section 10.01.

 Post-Closing Capital Raising Obligations.

(a)

Immediately after the Closing, Waves will undertake a public offering of Waves common stock (the “Post Closing Offering”) consisting of 5,500,000 units priced at $3.00 per share, and a warrant to purchase an additional share with an exercise price of $3.50 per share.  The gross amount of funds raised will be $16,500,000, subject to a 10% commission paid in cash or in an equivalent amount of shares;

(b)

It is expressly understood and agreed by Waves and the Shareholders that:

(i)

the Post Closing Offering will be satisfied by using common shares issued by Waves;

(ii)

the intended purpose of the Post Closing Offering is to satisfy the JV Agreement which requires that an additional and final capitalization, in the amount of $10,231,458, shall be provided to the JV Company (the “Final Capitalization”);

(iii)

the amount remaining from the Post Closing Offering, after providing for the Final Capitalization, which will be approximately $4,618,542, based on all commissions having been paid in cash, will be used by Waves as additional operating capital; and

(iv)

as required by the Joint Venture Agreement, Waves shall use its best efforts to complete the Post Closing Offering within three months of the Closing.

Section 10.02.

Waves Support Services Agreement.  Immediately after Closing, Waves will enter into a support services agreement with CSI Management Company Ltd. in the form attached hereto as Schedule “10.02” (the “Waves Support Services Agreement”) which agreement will provide for the ongoing management of Waves after the Closing Date.

ARTICLE XI

MISCELLANEOUS

Section 11.1.  Public Notices.  The parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Section 11.2.  Time.  Time shall be of the essence hereof.

Section 11.3.  Notices.  Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or faxed to the party to whom it is given or, if mailed, by prepaid registered mail addressed to such party at:

if to CTCC Shareholders, at: CTCC’s Solicitors, fax number (604) 534-5927, attention Don G. Burrell;

if to Waves, at: Waves’ Solicitors, fax number (403) 272-3620, attention Scott Lawler;

Or at such other address as the party to whom such writing is to be given shall have last notified to the party giving the same in the manner provided in this clause. Any notice mailed shall be deemed to have been given and received on the fifth business day next following the date of its mailing unless at the time of mailing or within five business days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or faxed to the party to whom it is addressed shall be deemed to have been given and received on the business day next following the day it was delivered or faxed.

Section 11.4.  Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the province of British Columbia and the parties submit and attorn to the jurisdiction of the courts of the province of British Columbia.

Section 11.5.   Severability.  If a court of other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Section 11.6.  Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, by and between any of the parties with respect to the subject matter hereof.

Section 11.7.  Further Assurances.  The parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Section 11.8.  Enurement.  This Agreement and each of the terms and provisions hereof shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

Section 11.9.  Counterparts.  This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument.

Section 11.10.  Currency.  All amounts expressed in this document are in US Dollars, unless otherwise specified.

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

“The Shareholders”

W-WAVES USA INC., a Nevada corporation

/s/ James Poe

By: /s/ Michel Bourbonnais

Name: Michel Bourbonnais

Title:  President

SCHEDULE A

LIST OF CTCC SHAREHOLDERS

Common Stock

Shareholder Name	Number of Shares
James Poe c/o Ansbacher House, PO Box N-7768, Bank Lane, Nassau, Bahamas.	100,000,000

Total Capitalization of CTCC	100,000,000

Warrants, Options, ROFR, Pre-empted Rights

None

SCHEDULE 1.01C

JV AGREEMENT

Copy of Joint Venture Agreement by and between CTCC & SJTD

SCHEDULE 2.01

SHARE EXCHANGE

CTCC Shareholder	CTCC Shares Held	CTCC Shares to be Transferred to Waves
James Poe	100,000,000	100,000,000

Waves Shares Issued per Share Exchange	Waves Shares Issued to CTCC Shareholder	Recipient CTCC Shareholder
12,500,000	12,500,000	James Poe

SCHEDULE 3.17

LIST OF CTCC CONTRACTS

Contract Description
1. Joint Venture Agreement by and between CTCC & SJTD.

SCHEDULE 4.05

CAPITALIZATION OF WAVES AS AT THE DATE OF THIS AGREEMENT

This schedule represents all issued and outstanding shares and is represented by Waves as being complete and inclusive as of the date of this Agreement, other than as contemplated in this Agreement.

Common Shares

Name of Holder	Number of Shares
List to be provided by Waves	166,203
4040481 Canada Ltd.	222,006

Total	388,209

Warrants, Options, ROFR, Pre-empted Rights

Warrant Holder	# of Warrants	Exercisable
Bear Bay Management (Caribbean) Inc.	18,410	$60.00
Dolphin Financial Services	76,999	$60.00
Paolo Vincenti	373	$60.00
Julie Gaucher	2,958	$60.00
Christopher Folla	2,958	$60.00
Yann Europe Ltd.	9,696	$60.00
Marie Jose Boisbert	108	$60.00
Danielle Morin	95	$60.00
List to be provided by Waves	199	$60.00

Total	111,796

SCHEDULE 4.13

LIST OF WAVES CONTRACTS

Contract Description
1. Management Contract, to be signed at or on Closing, by and between Waves and CSI Management Company, Ltd.

SCHEDULE 6.10

WAVES DISPOSITION OF SUBSIDIARIES, ELIMINATION OF CONSOLIDATED DEBT

This schedule lists all of the Consolidated Debt to be eliminated by Waves prior to Closing, in accordance with section 6.10.

Subsidiary	Amount of Debt
“Accounts Payable and Accrued Liabilities”	$442,812
“Bank Loan”	$16,031
“Note Payable – Acquisition”	$90,030
“Note Payable – related parties”	$146,682

Total Amount of Consolidated Debt to be eliminated from the 30 September 2004 Balance Sheet.	$695,555

SCHEDULE 6.11A

WAVES REMAINING DEBT

This schedule lists all of the Remaining Debt to be eliminated by Waves prior to Closing, in accordance with section 6.11(a).

Debtor	Amount of Debt
B.I.C. International Ltd.	$552,026

Total Remaining Debt	$552,026

 SCHEDULE 8.02

WAVES CAPITALIZATION AT CLOSING, AND USE OF PROCEEDS

Waves Capitalization - Shares:

Section	Shares	Net Proceeds	Comment
Section 6.08(a)(ii)	388,209	0	Initial Shares
Section 6.11(a)	5,520,260	0	Remaining Debt
Section 6.11(b)	3,738,000	0	CTCC Debt
Section 6.11(c)	2,050,600	0	Residual Remaining Debt
Section 6.11(d)	2,400,000	$1,080,000	Capital Raising Activities, $0.50 round
(note) to 6.11(d)		$120,000	Up to an additional 240,000 shares, if commission paid for in shares, with additional corresponding proceeds up to $120,000
Section 6.11(e)	5,500,000	$4,950,000	Capital Raising Activities, $1.00 round
(note) to 6.11(e)		$550,000	Up to an additional 550,000 shares, if commission paid for in shares, with additional corresponding proceeds up to $550,000
Section 2.0 (Share Exchange)	12,500,000	0	Shares issued to CTCC Shareholders as per terms of the Agreement

Total	32,097,069	$6,030,000
Total (if all commissions by shares)	32,097,069	$6,700,000

Waves Capitalization - Warrants:

Section	Warrants	Comment
Section 6.12(b)	3,738,000 @ $0.25	CTCC Debt
Section 6.12(c)	2,050,600 @ $0.25	Residual Remaining Debt
Section 6.12(d)	2,400,000 @ $0.75	Capital Raising Activities, $0.50 round
Section 6.12(e)	5,500,000 @ $1.50	Capital Raising Activities, $1.00 round

Total	13,688,600

Allocation of Proceeds

A total of $20,880,000 Million (net) is expected to be raised in all non-debt related transactions, both pre-Closing and post-Closing, based on all commissions having been paid in cash.

The funds are to be allocated as follows:

Sum of the Initial Capitalization and the Final Capitalization, as required by the Joint Venture Agreement.	$15,231,458
Working capital for Waves	$5,648,542
Total	$20,880,000

The sum of $15,231,458 provided directly to the Joint Venture Company, is to be used by the Joint Venture Company to expand production from the current level of 20,000 Tonnes / year of TiO2, to 40,000 Tonnes / year.

The total budget for the plant expansion is presently calculated to be $18,054,515, to be funded primarily by the $15,231,458 contributed into the Joint Venture Company, and the balance to be funded by Joint Venture operational cash flow.

The following table provides a detailed breakdown of the spending on the expansion project:

Area	Procedure	Equip. to be added	Units	Cost ($US)	Total ($US)
Main Processing	Ore Grinding	Air grinding system	1	193,316	193,316
	Warehouse		1	30,206	30,206
	Acidizing	Acidizing Tank	2	90,617	181,234
		Chimney	1	60,411	60,411
	Settling	Settling Pool	1	96,658	96,658
	De-slagging	Press Filter	1	36,247	36,247
	Crystallizing	Crystallizing Tank	2	60,411	120,823
	Separation	Round Separator	1	72,494	72,494
	Filtering	Filter System	1	24,165	24,165
	Condensing	Condensing System	1	96,658	96,658
	Hydrolyzing	Hydrolyzing System	1	120,823	120,823
		Hydrolyzing Crystal Seeds	1	48,329	48,329
		Storage Bath	3	14,499	43,496
	Scouring	Film Press Filter (90 holes)	5	362,468	1,812,338
		Unloading and Pulp Maker	5	36,247	181,234
		Storage Bath	5	14,499	72,494
	Bleaching	Bleaching Tank	2	18,123	36,247
		Storage Tank	2	14,499	28,997
	Salt Adding	Salt Adding Bath	2	9,666	19,332
		Storage Bath	2	14,499	28,997
	Material Feeding System	Film Press Filter (80 holes)	2	120,823	241,645
		Material Feeding & Discharging System	2	24,165	48,329
	Crystal Seeds Cultivating	Film Press Filter	1	72,494	72,494
		Soda Solution/Glue Solution	1	24,165	24,165
		Storage Bath	2	9,666	19,332
	Forging	Convertible Furnace (3200 C)	1	483,290	483,290
		Epilogue Handling	1	144,987	144,987
		Cooling Furnace	1	36,247	36,247
		Vacuum Absorbing and Transferring	1	60,411	60,411
	Grinding	Re-Grinding System (5R)	1	1,208,226	1,208,226
		Storage	1	12,082	12,082
	Soakage	Soakage Bath	1	12,082	12,082
		Sand Wheel Grinding System (1000 L)	1	362,468	362,468
		Storage Bath	2	12,082	24,165
	Chemical Treatment	Film Tank	2	36,247	72,494
		Storage Bath	2	14,499	28,997
	Pre-watering	Film Press Filter (80 holes)	1	120,823	120,823
		Material Feeding System	1	24,165	24,165
		Storage Bath	2	36,247	72,494
	Drying	Flash Drying	1	181,234	181,234
	Micro Powder	Micro-powder System	2	132,905	265,810
		Storage	4	12,082	48,329
	Packaging	Packaging Machine	2	120,823	241,645
	Plant Expansion	6,000 square meters	1	724,935	724,935
	Recycling Equipment		4	48,329	193,316
	Analysis	Atom Assimilation	1	14,499	14,499
		Renuo Index Test Meter	1	18,123	18,123
		Disperse Equipment	1	9,666	9,666
Devices	Test and Implementation Organization		1	845,758	845,758
	DCS System		1	241,645	241,645
Public System	Electricity Supply	Add 6,000 KW Charge	1	1,449,871	1,449,871
	Water Supply	Increase Water Supply (300m3/hr)	1	241,645	241,645
	Water Treatment	Salt Free Water/Water Processing	1	362,468	362,468
		Plant 12*48 (m2)	1	48,329	48,329
		Water Circulating System	1	36,247	36,247
	Air Pressing	Air Compressor (40m3/hr grease free)	3	48,329	144,987
		Air Compressor (40m3/hr grease free)	2	18,123	36,247
	Vacuum	Vacuum Pump (60 m3)	3	7,249	21,748
Machine	Plant	54*24 (m2)	1	78,535	78,535
	Equipment		1	36,247	36,247
Warehouse	Raw Materials	54*24 (m2)	1	78,535	78,535
	Production	54*24 (m2)	1	78,535	78,535
Sewage Handling			1	966,580	966,580
Waste Acid Extract			1	1,933,161	1,933,161
Pipe/Valve/Pump			1	966,580	966,580
Installation	Installation Cost		1	2,416,451	2,416,451

		TOTAL			18,054,515

SCHEDULE 10.02

WAVES MANAGEMENT AGREEMENT

To be attached prior to Closing.